Exhibit 10.20

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS SECOND AMENDMENT AGREEMENT (the Second Amendment Agreement) is made on 18 February 2011

BETWEEN:

I.	ATT TANJUNG BIN SDN. BHD. (THE COMPANY); AND

II.	VITOL ASIA PTE LTD (THE CLIENT).

WITNESSETH:

WHEREAS:

(i)	The Company and the Client are parties to a term storage agreement dated 15 December 2009, bearing contract reference number 2009-01 (as amended pursuant to the First Amendment Agreement dated 15 September 2010, the Storage Contract), pursuant to which the Company is required to provide the Client storage services for petroleum products at the Tanjung Bin Storage Terminal in Tanjung Bin, Malaysia.

(ii)	By virtue of the First Amendment Agreement dated 15 September 2010, the Company and the Client agreed to amend Appendix 1.1, 1.2 and 1.3 of the Storage Contract.

(iii)	And for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to amend the Storage Contract in accordance with this Second Amendment Agreement.

NOW THEREFORE it is agreed as follows:

I.	THE COMPANY AND THE CLIENT AGREE THAT WITH EFFECT FROM THE DATE OF THIS SECOND AMENDMENT AGREEMENT:

A.	the tank rental rate (expressed in US Dollars) under Article 9 (a) of the Storage Contract shall be increased from $[***] per cubic meter per month to $[***] per cubic meter per month; and

B.	Article 21 of the Storage Contract shall be deleted and replaced with the following:

“21. Bonded Storage

The Company shall secure bonded status for the Terminal prior to the commencement of the Terminal’s operations. The Client shall assist the Company in securing bonded status by way of furnishing such quantity of each of Dirty Petroleum Products, Clean Petroleum Products (Middle Distillates) and Clean Petroleum Products (Light Distillates) for commissioning purposes as is sufficient to enable 25,000 cubic meter of each of the foregoing products to be shipped out of the Terminal. Prior to receipt of any of these products, the Company shall ensure that the Terminal, including all tanks, pipelines and pumps, are suitably cleaned, free of any construction debris, flushed with fresh water, stripped, drained well to remove all free-standing water and are mopped dry.”

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

II.	SAVE TO THE EXTENT AMENDED BY THIS SECOND AMENDMENT AGREEMENT, ALL TERMS AND CONDITIONS OF THE STORAGE CONTRACT REMAIN IN FULL FORCE AND EFFECT. THIS SECOND AMENDMENT AGREEMENT MAY BE EXECUTED IN COUNTERPARTS. CLAUSES 20 AND 22 OF THE STORAGE CONTRACT SHALL APPLY MUTATIS MUTANDIS TO THIS SECOND AMENDMENT AGREEMENT AS IF REFERENCES THEREIN TO THE “CONTRACT” WERE TO THIS SECOND AMENDMENT AGREEMENT.

IN WITNESS WHEREOF the Client and the Company have caused this Second Amendment Agreement to be executed by their duly authorized representatives, as of the date first above written.

ATT TANJUNG BIN SDN. BHD.	VITOL ASIA PTE LTD

/s/ Eric Arnold	/s/ Dato’ Kho Hui Meng
ERIC ARNOLD	DATO’ KHO HUI MENG
Director	President

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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